Exhibit K
Valuation Perspectives	NYSE Business Development
8/11/2005
CONFIDENTIAL

Valuation Perspectives

($ in mm)

	NYSE Consolidated Base Case						NYSE Consolidated Upside Case
	2003A		2004E	2005B	2006P	2007P	2003A	2004E	2005P	2006P	2007P
Gross Revenue	$1,050.6		$1,061.0	$1,041.4	$1,073.6	$1,111.6	$1,050.6	$1,061.0	$1,050.5	$1,116.6	$1,149.9
Net Revenue	1,074.1		1,076.3	1,062.4	1,096.8	1,137.6	1,074.1	1,076.3	1,071.5	1,140.9	1,179.1
Growth			0.2%	-1.3%	3.2%	3.7%		0.2%	-0.4%	6.5%	3.3%
Total Expenses	965.1		1,041.7	1,029.0	1,007.8	1,013.8	965.1	1,041.7	1,029.0	969.0	918.6

EBIT	109.0		34.6	33.5	89.1	123.8	109.0	34.6	42.5	172.0	260.5
PreTax Margin	10%		3%	3%	8%	11%	10%	3%	4%	15%	22%
EBITDA	166.4		97.4	95.2	152.2	188.0	166.4	97.4	104.2	235.1	324.0
Net Income	$71.3		$22.3	$18.4	$62.2	$87.7	$71.3	$22.3	$27.4	$131.6	$193.2
NI Growth			-68.8%	-17.6%	238.8%	41.1%		-68.8%	22.9%	380.4%	46.9%
Net Margin	7%		2%	2%	6%	8%	7%	2%	3%	12%	16%

Valuation Perspectives Based on Cash Equity Exchange Comparables (1)

Revenue Multiple
LTM Mean	3.2	x	$3,429.6					$3,429.6
LTM Median	1.7	x	1,863.8					1,863.8

Net Income Multiple (2)
2006E Mean	21.5	x			$1,338.1					$2,831.0
2006E Median	19.9	x			1,237.6					2,618.3

Net Income Multiple PLUS NYSE CASH
2006E Mean	21.5	x			$2,320.7					$3,863.5
2006E Median	19.9	x			2,220.1					3,650.7

Discounted Cash Flow — Discount rate of 12.4% (3)
TV Multiple on Free Cash	7.0	x		$2,122.3					$3,137.3
	8.5	x		2,201.1					3,293.1

Break-Up Value (Detail attached)
Low			$2,899.0
High			3,626.0

Overall Average Valuation				$2,421.9	Per Seat:	$1.77			$3,315.4	Per Seat:	$2.43
Overall Median Valuation				2,201.1		1.61			2,955.7		2.16

(1)	Includes Archipelago, Toronto, LSE, Nasdaq and Instinet

(2)	Assumes 25% 2006 discount to 2005 IBES P/E for Nasdaq and Instinet (2006 P/E not available for those cos)

(3)	Includes cash at year-end 2004

- DRAFT IN PROGRESS -

Break Up Valuation	NYSE Business Development
8/11/2005
CONFIDENTIAL

Break-Up Valuation: NYSE

($ in mm)

Item	FY2004 Revenue	Revenue Multiple or Discount Rate				Valuation		Notes
		Low		High		Low	High
OPERATING AREAS
Listings	$320.9	15.0%		12.5%		$1,258.9	$1,558.6	Treats revenue stream as annuity: uses DCF valuation assuming 50% margin -Assumes long term growth rate of 2% (‘00-’04 CAGR was 2.9%)
Regulated Market Data	150.4	15.0%		10.0%		162.8	253.2	Treats revenue stream as annuity: uses DCF valuation assuming 15% margin -Assumes long term growth rate of 1% (‘00-’04 CAGR was -1.7%) for Tape A gross revenue
Unregulated Market Data	17.2	2.1	x	3.2	x	36.1	55.0	Based on revenue multiple range from comparables including Thomson (3.2x) & Reuters (2.1x)
Transaction Platform	153.3	1.5	x	3.0	x	230.0	459.9	Range represents average revenue multiple (2.7x) for purest-play US transaction venues Comps include Nasdaq (1.7x), Arca (1.3x), eSpeed (2.0x), MarketAxess (5.7x)
Fixed Income Platform	0.3	2.0	x	4.0	x	0.5	1.0	Range represents low of eSpeed (2.0x) and average with MarketAxess (5.7x; avg, 3.9x)

		Implied Multiples

OPERATING TOTAL	$642.0	2.6	x	3.6	x	$1,688.2	$2,327.7

ASSETS
Cash						$866.1	$866.1	Per 12.31.04 Balance Sheet
NYSE Indices						1.0	2.0	Assume nominal value due to brand and index performance
Equipment (Excludes Land; Net of Depr)						96.5	96.5	Per 12.31.04 Balance Sheet Leads; Includes machinery, furniture, fixtures, facilities, systems
11 Wall Building (Market Value Estimate)						28.8	38.4	Per preliminary analysis from CBRE
Land - 20 Broad & Under 11 Wall						22.2	24.6	Includes 11 Wall and 20 Broad - see Note 2 On books at $11.2mm; for taxes at $45mm; CBRE estimated $150-$200 psf (20% land)
Archives						5.0	10.0	$5.0 is estimate per Steve Wheeler (10.4.04); excludes Buttonwood agreement

ASSETS TOTAL						$1,019.6	$1,037.6

SUBSIDIARIES
SIAC (Full Company)	$489.5	0.6	x	0.8	x	$286.7	$391.0	Comps (Fiserv, EDS, CSC, ACS) avg multiple is 1.3x - assumes 50% discount due to customer concentration; SIAC revenues grossed up to reflect comps avg. after-tax margin of 6.5%
DTCC	—					—	—	Assumes that there is no revenue or expense

		Implied Multiples
TOTAL Consolidated	$1,131.5	2.6	x	3.3	x	$2,994.6	$3,756.4

Less: 1/3 SIAC & NYSE SIAC Revenue	$266.1					$95.6	$130.3

		Implied Multiples
NET TOTAL	$865.5	3.3	x	4.2	x	$2,899.0	$3,626.0

- DRAFT IN PROGRESS -

NYSE Case Assumptions	NYSE Business Development
8/11/2005
CONFIDENTIAL

NYSE Assumptions

($ in 000)

	NYSE Base Case							NYSE Upside Case
	2003A	2004E	2005P	2006P	2007P	2008P	2009P	2003A	2004E	2005P	2006P	2007P	2008P	2009P
Revenue Drivers
Transaction Volume & Fees
NYSE-Listed
Overall NYSE Avg. Daily Market Volume	1,763.4	1,825.4	1,896.6	2,275.9	2,503.5	2,753.8	3,029.2	1,763.4	1,825.4	2,008.0	2,510.0	2,761.0	3,037.1	3,340.8
Annual Growth in Volume	0.5%	3.5%	4%	20%	10%	10%	10%	0.5%	3.5%	10%	25%	10%	10%	10%
Market Share	79.3%	79.0%	80.0%	80.0%	80.0%	80.0%	80.0%	79.3%	79.0%	80.0%	80.0%	80.0%	80.0%	80.0%
Annual Growth in Market Share	-3.4%	-0.4%	1%	0%	0%	0%	0%	-3.4%	-0.4%	1%	0%	0%	0%	0%
Total Avg Daily Volume Executed	1,398.4	1,442.1	1,517.8	1,821.3	2,003.5	2,203.8	2,424.2	1,398.4	1,442.1	1,606.9	2,008.7	2,209.5	2,430.5	2,673.5

Total NYSE Fees	157,171.0	153,562.0	153,756.8	184,046.9	202,451.6	222,696.8	244,966.5	157,171.0	153,562.0	162,788.6	202,977.1	223,274.8	245,602.3	270,162.5
AMEX-Listed (Includes ETFs)
Overall AMEX Avg. Daily Market Volume	247.4	299.1	218.3	218.3	218.3	218.3	218.3	247.4	299.1	218.3	218.3	218.3	218.3	218.3
Annual Growth in Volume		20.9%	-27.0%	0.0%	0.0%	0.0%	0.0%		20.9%	-27.0%	0.0%	0.0%	0.0%	0.0%
Market Share	3.2%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%	3.2%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%
Annual Growth in Market Share	0.0%	0.0%	0%	0%	0%	0%	0%	0.0%	0.0%	0%	0%	0%	0%	0%
Total Avg Daily Volume Executed	7.9	8.7	6.3	6.3	6.3	6.3	6.3	7.9	8.7	6.3	6.3	6.3	6.3	6.3

Total AMEX Fees (Start Charging for UTP ETFs in 05)	—	—	641.4	639.8	639.8	639.8	639.8	—	—	641.4	639.8	639.8	639.8	639.8
Nasdaq-Listed
Overall Nasdaq Avg. Daily Market Volume	1,685	1,783	1,978.8	2,176.6	2,394.3	2,633.7	2,897.1	1,685	1,783	1,978.8	2,176.6	2,394.3	2,633.7	2,897.1
Annual Growth in Volume	-2.2%	5.8%	11.0%	10.0%	10.0%	10.0%	10.0%	-2.2%	5.8%	11.0%	10.0%	10.0%	10.0%	10.0%
Market Share	0.0%	0.0%	0.5%	0.5%	0.5%	0.5%	0.5%	0.0%	0.0%	0.5%	0.5%	0.5%	0.5%	0.5%
Annual Growth in Market Share	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Avg Daily Volume Executed	—	—	9.9	10.9	12.0	13.2	14.5	—	—	9.9	10.9	12.0	13.2	14.5

Total Nasdaq Fees (Start Charging for UTP ETFs in 05)		—	1,002.3	1,099.8	1,209.7	1,330.7	1,463.8	—	—	1,002.3	1,099.8	1,209.7	1,330.7	1,463.8
Gross Revenue per 100 shares (Double Count)	0.0222	0.0210	0.0201	0.0200	0.0200	0.0200	0.0200	0.0222	0.0210	0.0201	0.0200	0.0200	0.0200	0.0200
Growth/(decline) in Revenue / 100		-5.3%	-4.3%	-0.3%	0.0%	0.0%	0.0%		-5.3%	-4.3%	-0.3%	0.0%	0.0%	0.0%
Days per year	252	252	252	252	252	252	252	252	252	252	252	252	252	252
TRANSACTION REVENUE	157,171	153,562	155,400	185,786	204,301	224,667	247,070	157,171	153,562	164,432	204,717	225,124	247,573	272,266
% Growth		-2.3%	1.2%	19.6%	10.0%	10.0%	10.0%		-2.3%	7.1%	24.5%	10.0%	10.0%	10.0%
Listing Fees
Total # of Listings (All Types)	2,750	2,801	2,851	2,911	2,971	3,031	3,091	2,750	2,801	2,851	2,926	3,001	3,076	3,126
# of Net New Listings	1	51	50	60	60	60	60	1	51	50	75	75	75	50
Annual Growth in # of Listings	-1.2%	1.9%	1.8%	2.1%	2.1%	2.0%	2.0%	-1.2%	1.9%	1.8%	2.6%	2.6%	2.5%	1.6%
Effective Revenue per Listing	107.1	114.6	112.0	112.0	112.0	112.0	112.0	107.1	114.6	112.0	114.2	114.2	116.5	118.8
Growth/(decline) in Revenue / Listing	4.3%	6.9%	-2.3%	0.0%	0.0%	0.0%	0.0%	4.3%	6.9%	-2.3%	2.0%	0.0%	2.0%	2.0%
LISTING REVENUE	294,612	320,895	319,251	325,970	332,688	339,407	346,126	294,612	320,895	319,251	334,202	342,769	358,362	371,471
		8.9%	-0.5%	2.1%	2.1%	2.0%	2.0%		8.9%	-0.5%	4.7%	2.6%	4.5%	3.7%
Market Data
Total Tape A Net Revenue	176,537	169,770	172,202	174,669	177,171	179,709	182,283	176,537	169,770	172,202	174,669	177,171	179,709	182,283
Annual Growth in Tape A	8.9%	-3.8%	1.4%	1.4%	1.4%	1.4%	1.4%	8.9%	-3.8%	1.4%	1.4%	1.4%	1.4%	1.4%
Market Share of Tape A	88.3%	88.3%	89.4%	89.4%	89.4%	89.4%	89.4%	88.3%	88.3%	89.4%	89.4%	89.4%	89.4%	89.4%
Annual Growth in Tape A Market Share	0.5%	0.0%	1.3%	0.0%	0.0%	0.0%	0.0%	0.5%	0.0%	1.3%	0.0%	0.0%	0.0%	0.0%

TAPE A REVENUE	155,885	149,857	153,980	156,186	158,423	160,692	162,994	155,885	149,857	153,980	156,186	158,423	160,692	162,994
Total Tape B Net Revenue	95,671	101,340	106,407	111,727	117,313	123,179	129,338	95,671	101,340	106,407	111,727	117,313	123,179	129,338
Annual Growth in Tape B	-8.8%	5.9%	5.0%	5.0%	5.0%	5.0%	5.0%	-8.8%	5.9%	5.0%	5.0%	5.0%	5.0%	5.0%
Market Share of Tape B	3.9%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	3.9%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Annual Growth in Tape B Market Share	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

TAPE B REVENUE	3,730	546	532	559	587	616	647	3,730	546	532	559	587	616	647
Total Tape C Net Revenue	128,216	128,216	130,053	131,916	133,805	135,722	137,667	128,216	128,216	130,053	131,916	133,805	135,722	137,667
Annual Growth in Tape C (mirror Tape A)	8.9%	0.0%	1.4%	1.4%	1.4%	1.4%	1.4%	8.9%	0.0%	1.4%	1.4%	1.4%	1.4%	1.4%
Market Share of Tape C	0.0%	0.0%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Annual Growth in Tape C Market Share	0.0%	0.0%	0.5%	0.5%	0.5%	0.5%	0.5%	0.0%	0.0%	0.5%	0.5%	0.5%	0.5%	0.5%

TAPE C REVENUE	—	—	130	132	134	136	138	—	—	130	132	134	136	138
Non-Regulated Market Data	12,754	17,184	19,444	21,388	23,527	25,880	28,468	12,754	17,184	19,444	23,333	27,999	33,599	40,319
Annual Growth in Non-Reg Revenue		35%	13%	10%	10%	10%	10%		35%	13%	20%	20%	20%	20%
TOTAL MARKET DATA	172,369	167,587	174,086	178,265	182,671	187,324	192,247	172,369	167,587	174,086	180,209	187,143	195,043	204,098
A & B Market Data Rebates (%)	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Rebate Amount	—	—	—	—	—	—	—	—	—	—	—	—	—	—
NET MARKET DATA	172,369	167,587	174,086	178,265	182,671	187,324	192,247	172,369	167,587	174,086	180,209	187,143	195,043	204,098
		-2.8%	3.9%	2.4%	2.5%	2.5%	2.6%		-2.8%	3.9%	3.5%	3.8%	4.2%	4.6%
Regulatory Revenue
Non-Fine Regulatory Revenue	113,506	113,708	113,495	119,170	125,128	131,385	137,954	113,506	113,708	113,495	124,845	137,329	151,062	166,168
Annual Growth in Regulatory Revenue		0.2%	-0.2%	5.0%	5.0%	5.0%	5.0%		0.2%	-0.2%	10.0%	10.0%	10.0%	10.0%

- DRAFT IN PROGRESS -

NYSE Case Assumptions	NYSE Business Development
8/11/2005
CONFIDENTIAL

NYSE Assumptions

($ in 000)

	NYSE Base Case							NYSE Upside Case
	2003A	2004E	2005P	2006P	2007P	2008P	2009P	2003A	2004E	2005P	2006P	2007P	2008P	2009P
Fines	11,213	7,578	13,533	13,000	13,000	13,000	13,000	11,213	7,578	13,533	13,000	13,000	13,000	13,000
TOTAL REGULATORY	124,719	121,286	127,028	132,170	138,128	144,385	150,954	124,719	121,286	127,028	137,845	150,329	164,062	179,168
Facilities, Equipment and Membership	71,484	58,661	54,697	62,902	64,160	65,443	66,752	71,484	58,661	54,697	71,106	72,528	73,979	75,458
Annual Growth in F, E & M		-18%	-7%	15%	2%	2%	2%		-18%	-7%	30%	2%	2%	2%
All Other Misc	5,488	18,347	14,752	5,000	5,000	5,000	5,000	5,488	18,347	14,752	5,000	5,000	5,000	5,000
Annual Growth in all other		234%	-50%	-66%	0%	0%	0%		234%	-50%	-66%	0%	0%	0%
TOTAL OPERATING REVENUE	825,843	840,338	845,214	890,092	926,948	966,226	1,008,148	825,843	840,338	854,246	928,079	977,893	1,039,018	1,102,461
Annual Growth in Total Gross Revenue		1.8%	0.6%	5.3%	4.1%	4.2%	4.3%		1.8%	1.7%	8.6%	5.4%	6.3%	6.1%
Interest and Investment Income	17,565	12,558	20,000	22,598	25,358	28,854	33,152	17,565	12,558	20,000	23,746	28,700	34,589	41,685
TOTAL NET REVENUE	843,409	852,896	865,214	912,690	952,306	995,080	1,041,300	843,409	852,896	874,246	928,079	977,893	1,039,018	1,102,461
Annual Growth in Total NET Revenue		1.1%	1.4%	5.5%	4.3%	4.5%	4.6%		1.1%	2.5%	6.2%	5.4%	6.3%	6.1%
% of NYSE Market Share from Routed	1.5%	1.5%	5%	10%	10%	10%	10%	1.5%	1.5%	5%	10%	10%	10%	10%
Fee per 100 shares routed	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Avg daily NYSE shares routed
Listed Brokerage, Clearing & Exchange Fees	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
% of AMEX Shares from Routed	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Fee per 100 shares routed	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Avg daily AMEX shares routed
AMEX Brokerage, Clearing & Exchange Fees	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
% of Nasdaq Shares from Routed	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Fee per 100 shares routed	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Avg daily Nasdaq shares routed
Nasdaq Brokerage, Clearing & Exchange Fees	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Clearing Fees paid per 100 shares routed	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total Clearing Fees	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Brokerage, Clearing & Exchange Fees Total	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Expense Drivers
Total Compensation & Benefits	281,740	279,620	301,867	316,787	318,371	323,155	329,618	281,740	279,620	301,867	285,109	285,109	287,960	293,719
Annual Growth in Total Compensation & Benefits		-0.8%	8.0%	4.9%	0.5%	1.5%	2.0%		-0.8%	8.0%	-5.6%	0.0%	1.0%	2.0%
Total Headcount	1,522	1,577	1,741	1,741	1,758	1,794	1,829	1,522	1,577	1,741	1,567	1,567	1,598	1,630
Annual Growth in Total Headcount		-0.8%	10.4%	0.0%	1.0%	2.0%	2.0%		-0.8%	10.4%	-10.0%	0.0%	2.0%	2.0%
Comp & Benefits/Head	185	180	182	182	182	182	182	185	180	182	182	182	182	182
Annual Growth in Comp & Benefits/Head		-2.5%	0.8%	0.0%	0.0%	0.0%	0.0%		-2.5%	0.8%	0.0%	0.0%	0.0%	0.0%
% Staff (vs. Operating)	31.0%	31.0%	31.0%	31.0%	31.0%	31.0%	31.0%	31.0%	31.0%	31.0%	31.0%	31.0%	31.0%	31.0%
# of Staff Heads	472	489	540	540	545	556	567	472	489	540	486	486	495	505
Total Staff Comp & Benefits	87,339	86,682	93,579	98,204	98,695	100,178	102,182	87,339	86,682	93,579	88,384	88,384	89,268	91,053
SIAC-Expenses	253,095	266,094	260,920	239,678	239,678	239,678	239,678	253,095	266,094	260,920	239,678	211,355	211,355	211,355
Annual Growth in SIAC-Expenses		5.1%	-1.9%	-8.1%	0.0%	0.0%	0.0%		5.1%	-1.9%	-8.1%	-11.8%	0.0%	0.0%
NYSE Systems	34,353	38,530	53,619	57,641	61,964	66,611	69,942	34,353	38,530	53,619	54,960	56,334	57,742	59,186
Annual Growth in NYSE Systems		12.2%	39.2%	7.5%	7.5%	7.5%	5.0%		12.2%	39.2%	2.5%	2.5%	2.5%	2.5%
Depreciation & Amortization	36,815	38,466	39,365	41,333	42,367	43,426	44,511	36,815	38,466	39,365	41,333	42,367	43,426	44,511
Annual Growth in Depreciation & Amortization		4.5%	2.3%	5.0%	2.5%	2.5%	2.5%		4.5%	2.3%	5.0%	2.5%	2.5%	2.5%
Marketing & Promotion	14,568	18,622	10,810	12,972	13,621	14,302	15,017	14,568	18,622	10,810	12,972	14,269	15,696	17,266
Annual Growth in Marketing & Promotion		27.8%	-42.0%	20.0%	5.0%	5.0%	5.0%		27.8%	-42.0%	20.0%	10.0%	10.0%	10.0%
Legal & Professional	59,922	99,203	90,028	81,025	79,000	77,025	75,099	59,922	99,203	90,028	81,025	72,923	69,277	65,813
Annual Growth in Legal & Professional		65.6%	-9.2%	-10.0%	-2.5%	-2.5%	-2.5%		65.6%	-9.2%	-10.0%	-10.0%	-5.0%	-5.0%
Occupancy	14,568	36,855	40,727	39,912	39,912	39,912	39,912	14,568	36,855	40,727	39,912	39,912	39,912	39,912
Annual Growth in Occupancy		153.0%	10.5%	-2.0%	0.0%	0.0%	0.0%		153.0%	10.5%	-2.0%	0.0%	0.0%	0.0%
Regulatory to 3rd Party	0	0	—	—	—	—	—	0	0	—	—	—	—	—
Annual Growth in Regulatory to 3rd Party				0.0%	0.0%	0.0%	0.0%				0.0%	0.0%	0.0%	0.0%
Other G&A	45,643	45,760	44,521	44,521	44,966	45,866	46,783	45,643	45,760	44,521	40,069	40,069	40,870	41,688
Annual Growth in Other G&A		0.0%	-2.7%	0.0%	1.0%	2.0%	2.0%		0.0%	-2.7%	-10.0%	0.0%	2.0%	2.0%
TOTAL EXPENSES	740,704	823,150	841,857	833,870	839,878	849,974	860,560	740,704	823,150	841,857	795,058	762,337	766,238	773,450
Interest and Other Expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Preferred Stock Dividends	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Accounting Adjustment		719	1,746	—	—	—	—		719	1,746
OPERATING PRETAX	102,705	29,027	21,611	78,821	112,428	145,106	180,740	102,705	29,027	30,643	133,021	215,556	272,780	329,011

- DRAFT IN PROGRESS -

NYSE Case Assumptions	NYSE Business Development
8/11/2005
CONFIDENTIAL

NYSE Assumptions

($ in 000)

	NYSE Base Case							NYSE Upside Case
	2003A	2004E	2005P	2006P	2007P	2008P	2009P	2003A	2004E	2005P	2006P	2007P	2008P	2009P
Equity in Subsidiaries	2,547	1,832	4,142	4,096	4,545	5,003	5,470	2,547	1,832	4,142	4,076	4,508	4,919	5,378
Income Tax Expense	(33,912)	(5,219)	(4,413)	(20,729)	(29,243)	(45,033)	(55,863)	(33,912)	(5,219)	(4,413)	(34,274)	(60,517)	(83,310)	(108,676)
Effective Tax Rate	24.8%	15.2%	17.0%	25.0%	25.0%	30.0%	30.0%	24.8%	15.2%	12.6%	25.0%	27.5%	30.0%	32.5%
NET INCOME	71,340	25,640	21,340	62,188	87,730	105,076	130,347	71,340	25,640	30,372	102,822	159,546	194,390	225,712
Minority Interest	(1,274)	(1,062)	(2,071)	(2,048)	(2,273)	(2,502)	(2,735)	(1,274)	(1,062)	(2,071)	(2,038)	(2,254)	(2,460)	(2,689)
Balance Sheet Items
Cash	894,895	866,129	895,536	982,541	1,102,530	1,254,516	1,441,395	894,895	866,129	898,254	1,032,451	1,247,807	1,503,853	1,812,403
Pre-Tax Rate of Return		2%	2.3%	2.3%	2.3%	2.3%	2.3%		2%	2.3%	2.3%	2.3%	2.3%	2.3%
Total Other Assets	624,000	631,393	662,963	696,111	730,916	767,462	805,835	624,000	631,393	669,277	709,433	751,999	812,159	877,132
% Growth in Assets		1.2%	5%	5%	5%	5%	5%		1.2%	6%	6%	6%	8%	8%

TOTAL ASSETS	1,518,895	1,497,522	1,558,498	1,678,652	1,833,447	2,021,978	2,247,230	1,518,895	1,497,522	1,567,530	1,741,884	1,999,806	2,316,012	2,689,535
Total Equity	951,711	981,500	1,090,949	1,342,922	1,650,102	1,819,781	2,022,507	951,711	981,500	1,097,271	1,567,696	2,199,787	2,547,613	2,958,488
Ratio of Equity to Assets	0.6	0.7	0.7	0.8	0.9	0.9	0.9	0.6	0.7	0.7	0.9	1.1	1.1	1.1

- DRAFT IN PROGRESS -

ArcaEx Assumptions	NYSE Business Development 8/11/2005 CONFIDENTIAL

ArcaEx Assumptions

$ in 000

	NYSE					ArcaEx
	2003A	2004E	2005P	2006P	2007P	2003A	2004E	2005P	2006P	2007P
Revenue Drivers
Transaction Volume & Fees
NYSE-Listed
Overall NYSE Avg. Daily Market Volume	1,763.4	1,820.8	1,911.9	2,007.5	2,107.8	1,763.4	1,820.8	1,911.9	2,007.5	2,107.8
Annual Growth in Volume	0.5%	3.3%	5%	5%	5%	0.5%	3.3%	5%	5%	5%
Market Share	79.3%	79.2%	80.0%	80.0%	80.0%	1.10%	1.57%	3.1%	4.7%	5.7%
Annual Growth in Market Share	-3.4%	-0.1%	2%	0%	0%		42%	100%	50%	20%
Total Avg Daily Volume Executed	1,398.4	1,442.1	1,529.3	1,605.8	1,686.1	19.5	28.6	60.0	94.6	119.1

Total NYSE Fees	156,286.1	145,127.2	153,907.4	164,834.8	173,076.6	17,993.5	24,584.6	43,509.2	68,527.0	86,344.0
AMEX-Listed (Includes ETFs)
Overall AMEX Avg. Daily Market Volume	247.4	299.1	218.3	218.3	218.3	247.4	299.1	314.0	329.7	346.2
Annual Growth in Volume	0.0%	20.9%	-27.0%	0.0%	0.0%	0.0%	20.9%	5%	5%	5%
Market Share	3.2%	2.9%	2.9%	2.9%	2.9%	12.2%	23.9%	22.7%	22.7%	23.8%
Annual Growth in Market Share	0.0%	0.0%	0%	0%	0%		96%	-5%	0%	5%
Total Avg Daily Volume Executed	7.9	8.7	6.3	6.3	6.3	30.1	71.4	71.2	74.8	82.4

Total AMEX Fees	884.7	872.8	637.1	649.9	649.9	27,849.1	61,392.1	56,468.3	59,291.7	65,670.2
Nasdaq-Listed
Overall Nasdaq Avg. Daily Market Volume	1,684.7	1,782.7	1,978.8	2,077.7	2,181.6	1,684.7	1,782.7	1,889.6	1,946.3	1,985.2
Annual Growth in Volume	-2.2%	5.8%	11.0%	5.0%	5.0%	-2.2%	5.8%	6%	3%	2%
Market Share	0.0%	0.0%	0.5%	0.5%	0.5%	24.6%	26.03%	29.9%	31.1%	32.4%
Annual Growth in Market Share	0.0%	0.0%	0.0%	0.0%	0.0%		6.0%	15%	4%	4%
Total Avg Daily Volume Executed	—	—	9.9	10.4	10.9	413.9	464.1	565.7	606.0	642.8

Total Nasdaq Fees	—	—	995.7	1,066.4	1,119.7	382,584.4	399,111.3	450,927.0	484,725.7	515,923.6
Gross Revenue per 100 shares (Double Count)	0.022	0.020	0.020	0.021	0.021	0.203	0.184	0.173	0.173	0.173
Growth/(decline) in Revenue / 100	0.0%	-10.0%	0.0%	2.0%	0.0%		-9.6%	-6.0%	0.0%	0.0%
Days per year	250	250	250	250	250	252	252	252	252	252
TRANSACTION REVENUE	157,171	146,000	155,540	166,551	174,846	428,427	485,088	550,905	612,544	667,938
% Growth		-7.1%	6.5%	7.1%	5.0%		13.2%	13.6%	11.2%	9.0%
	157,170.9	146,000.0	155,540.2	166,551.1	174,846.1
Listing Fees
# of Listings	2,750	2,838	2,895	2,953	3,012	0	232	302	392	510
Annual Growth in # of Listings	-1.2%	3.2%	2.0%	2.0%	2.0%			30.0%	30.0%	30.0%
Effective Revenue per Listing	107.1	111.2	112.3	112.3	112.3	0	1.9	2.7	3.1	3.6
Growth/(decline) in Revenue / Listing	4.3%	3.8%	1.0%	0.0%	0.0%			45.0%	15.0%	15.0%
LISTING REVENUE	294,612	315,672	325,205	331,709	338,344	587	431	812	1,214	1,814
		7.1%	3.0%	2.0%	2.0%		-26.6%	88.5%	49.5%	49.5%
Market Data
Total Tape A Net Revenue	161,728	155,668	157,225	158,797	160,385	161,728	155,668	155,668	155,668	155,668
Annual Growth in Tape A	-0.2%	-3.7%	1.0%	1.0%	1.0%	-0.2%	-3.7%	0.0%	0.0%	0.0%
Market Share of Tape A	96.0%	96.0%	96.0%	96.0%	96.0%	0.7%	1.0%	2.0%	3.1%	3.7%
Annual Growth in Tape A Market Share	9.2%	0.0%	0.0%	0.0%	0.0%		42.2%	100.0%	50.0%	20.0%

TAPE A REVENUE	155,200	149,385	150,878	152,387	153,911	1,054	1,592	3,184	4,776	5,731
Total Tape B Net Revenue	95,671	101,340	106,407	111,727	117,313	95,671	101,340	106,407	111,727	117,313
Annual Growth in Tape B	-8.8%	5.9%	5.0%	5.0%	5.0%	-8.8%	5.9%	5.0%	5.0%	5.0%
Market Share of Tape B	3.0%	0.9%	0.5%	0.5%	0.5%	19.5%	33.6%	31.9%	31.9%	33.5%
Annual Growth in Tape B Market Share	0.0%	0.0%	0.0%	0.0%	0.0%		72.1%	-5.0%	0.0%	5.0%

TAPE B REVENUE	2,826	863	532	559	587	18,662	34,025	33,940	35,637	39,290
Total Tape C Net Revenue	128,216	128,216	129,498	130,793	132,101	128,216	128,216	128,216	128,216	128,216
Annual Growth in Tape C (mirror Tape A)	-0.2%	0.0%	1.0%	1.0%	1.0%	-0.2%	0.0%	0.0%	0.0%	0.0%
Market Share of Tape C	0.0%	0.0%	0.1%	0.1%	0.1%	16.78%	26.03%	29.9%	31.1%	32.4%
Annual Growth in Tape C Market Share	0.0%	0.0%	0.5%	0.5%	0.5%		55.1%	15.0%	4.0%	4.0%

TAPE C REVENUE	—	—	129	131	132	21,515	33,379	38,386	39,921	41,518
Non-Regulated Market Data	12,788	16,899	22,500	25,875	28,463	—	—	—	—	—
Annual Growth in Non-Reg Revenue	0%	32.1%	33%	15%	10%	0%	0%	0%	0%	0%
TOTAL MARKET DATA	170,814	167,147	174,040	178,952	183,092	41,230	68,996	75,510	80,335	86,539
A & B Market Data Rebates (%)	0%	0%	0%	0%	0%	50%	50%	50%	50%	50%
Rebate Amount	0%	0%	0%	0%	0%	9,858	17,809	18,562	20,207	22,511
NET MARKET DATA	170,814	167,147	174,040	178,952	183,092	31,373	51,188	56,948	60,128	64,029
		-2.1%	4.1%	2.8%	2.3%		63.2%	11.3%	5.6%	6.5%
Regulatory Revenue
Non-Fine Regulatory Revenue	113,506	115,104	113,493	111,904	110,337	—	—	—	—	—
Annual Growth in Regulatory Revenue	-6.0%	1.4%	-1.4%	-1.4%	-1.4%	—	—	—	—	—
Fines	11,213	15,000	13,000	13,000	13,000	—	—	—	—	—
TOTAL REGULATORY	124.7	130.1	126.5	124.9	123.3	—	—	—	—	—
Other (Membership, facilities fees for NYSE)	78,527	71,875	63,936	63,936	63,936			—	—	—
Annual Growth in Other Revenue	-4%	-7%	0%	0%	0%			0%	0%	0%
TOTAL REVENUE	825,844	830,798	845,214	866,052	883,555	460,387	536,706	608,664	673,886	733,781
Annual Growth in Total Gross Revenue		0.6%	1.7%	2.5%	2.0%		16.6%	13.4%	10.7%	8.9%
Soft Dollar Expense	—	—	—	—	—	—	—	—	—	—
Soft Dollar (As % of Txn Rev)	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Liquidity Rebates	—	—	—	16,655	26,227	152,834	202,912	247,907	275,645	300,572
Liquidity Rebates (As % of Txn Rev)	0%	0%	0%	20%	25%	36%	42%	45%	45%	45%
NET REVENUE	825,844	830,798	845,214	849,397	857,328	307,553	333,794	360,757	398,241	433,209
Annual Growth in Total NET Revenue		0.6%	1.7%	0.5%	0.9%	-64.1%	8.5%	8.1%	10.4%	8.8%

- DRAFT IN PROGRESS -

ArcaEx Assumptions	NYSE Business Development
8/11/2005
CONFIDENTIAL

ArcaEx Assumptions

$ in 000

	NYSE					ArcaEx
	2003A	2004E	2005P	2006P	2007P	2003A	2004E	2005P	2006P	2007P
% of NYSE Market Share from Routed	1.5%	1.5%	5%	10%	10%	0.58%	0.49%	1.05%	1.57%	1.88%
Fee per 100 shares routed	0.0	0.0	0.0	0.0	0.0	0.45	0.23	0.02	0.02	0.02
Avg daily NYSE shares routed	26	27	96	201	211	10	9	20	32	40
Listed Brokerage, Clearing & Exchange Fees	—	—	—	—	—	11,506	5,081	1,101	1,733	2,184
% of AMEX Shares from Routed	—	—	—	—	—	2.8%	3.2%	4.0%	4.0%	4.0%
Fee per 100 shares routed	—	—	—	—	—	0.30	0.30	0.30	0.30	0.30
Avg daily AMEX shares routed	—	—	—	—	—	7	9	13	13	14
AMEX Brokerage, Clearing & Exchange Fees	—	—	—	—	—	5,139	7,110	9,421	9,892	10,386
% of Nasdaq Shares from Routed	—	—	—	—	—	7.8%	6.8%	5.0%	5.0%	5.0%
Fee per 100 shares routed	—	—	—	—	—	0.30	0.30	0.30	0.30	0.30
Avg daily Nasdaq shares routed	—	—	—	—	—	131	122	94	97	99
Nasdaq Brokerage, Clearing & Exchange Fees	—	—	—	—	—	98,431	91,504	70,861	72,987	74,447
Clearing Fees paid per 100 shares routed	—	—	—	—	—	0.18	0.18	0.15	0.08	0.04
Total Clearing Fees	—	—	—	—	—	66,003	62,443	48,058	26,860	14,451
Brokerage, Clearing & Exchange Fees Total	—	—	—	—	—	181,080	166,139	129,440	111,472	101,468
Expense Drivers
Total Compensation & Benefits	284,496	288,313	301,864	304,882	307,931	39,986	42,337	45,724	49,382	52,345
Annual Growth in Total Compensation & Benefits	-0.1%	1.3%	4.7%	3.0%	1.0%		5.9%	8.0%	8.0%	6.0%
Total Headcount	1,522	1,561	1,634	1,651	1,667	230	232	251	271	287
Comp & Benefits/Head	187	185	185	185	185	174	182	182	182	182
% Staff (vs. Operating)	0	0	0	0	0	30%	30%	30.0%	30.0%	30.0%
# of Staff Heads	472	484	507	512	517	69	70	75	81	86
Total Staff Comp & Benefits	88,194	89,377	93,578	94,514	95,459	11,996	12,701	13,717	14,815	15,704
Computer Operations & Data Processing	287,448	306,421	311,171	318,950	326,924	20,687	18,957	19,905	20,900	21,736
Annual Growth in Com Ops and DP	-7.3%	6.6%	5.0%	2.5%	2.5%		-8.4%	5.0%	5.0%	4.0%
Depreciation & Amortization	36,815	34,863	40,162	42,170	43,225	30,529	28,303	28,869	29,446	29,446
Annual Growth in Depreciation & Amortization	8.0%	-5.3%	15.2%	5.0%	2.5%		-7.3%	2.0%	2.0%	0.0%
Marketing & Promotion	14,568	19,912	10,812	11,083	11,360	8,268	16,409	17,230	16,368	15,550
Annual Growth in Marketing & Promotion	-46.6%	36.7%	-45.7%	2.5%	2.5%		98.5%	5.0%	-5.0%	-5.0%
Legal & Professional	57,166	103,853	90,092	81,083	79,056	8,610	11,483	11,483	11,712	11,947
Annual Growth in Legal & Professional	-7.6%	81.7%	-13.3%	-10.0%	-2.5%		33.4%	0.0%	2.0%	2.0%
Occupancy	36,289	37,619	40,704	39,890	39,890	4,156	4,263	4,305	4,348	4,392
Annual Growth in Occupancy	5.9%	3.7%	8.2%	-2.0%	0.0%		2.6%	1.0%	1.0%	1.0%
Regulatory to 3rd Party	0	0	—	—	—	5,500	7,500	8,250	9,075	9,983
Annual Growth in Regulatory to 3rd Party	0.0%	0.0%	0.0%	0.0%	0.0%	61.8%	36.4%	10.0%	10.0%	10.0%
Other G&A	45,643	40,236	44,510	44,510	44,510	11,668	10,360	10,567	10,779	10,994
Annual Growth in Other G&A		0.0%	0.0%	0.0%	0.0%		-11.2%	2.0%	2.0%	2.0%
TOTAL EXPENSES	762,425	831,217	839,315	859,223	879,121	463,318	508,663	523,680	539,128	558,433
Minority Interest in SIAC	1274	1062	2,071	1,500	1,500
Balance Sheet Items
Cash	990,856	800,000	863,642	928,195	993,126	111,815	168,479	251,354	366,048	506,784
Pre-Tax Rate of Return	0	2%	2%	2%	2%		2%	2%	2%	2%
Other Current Assets	232,479	219,871	225,000	225,000	225,000	77,214	90,014	102,082	113,021	123,067
Other Current Assets as % of Revenue	28%	26%	27%	26%	25%	17%	17%	17%	17%	17%
LT Assets	553,786	516,577	520,000	520,000	520,000	276,863	322,759	366,033	405,255	441,274
Other LT Assets as % of Revenue	67%	62%	62%	60%	59%	60%	60%	60%	60%	60%

TOTAL ASSETS	1,777,121	1,536,448	1,608,642	1,673,195	1,738,127	465,892	581,253	719,470	884,325	1,071,126
Current Liabilities	416,071	573,780	575,490	589,141	602,785	66,270	72,755	74,903	77,113	79,874
Current Liabilities as % of expenses	55%	69%	69%	69%	69%	14%	14%	14%	14%	14%
LT Liabilities	377,888	363,056	364,138	372,775	381,408	237,620	260,876	268,578	276,501	286,402
LT Liabilities as % of expenses	50%	44%	43%	43%	43%	51%	51%	51%	51%	51%

TOTAL LIABILITIES	793,960	936,837	939,629	961,917	984,194	303,890	333,632	343,482	353,614	366,276
Estimated NYSE Cost of Debt Financing	0%	5%	5%	5%	5%

- DRAFT IN PROGRESS -

ArcaEx Assumptions	NYSE Business Development
8/11/2005
CONFIDENTIAL

ArcaEx Assumptions

$ in 000

	NYSE					ArcaEx
	2003A	2004E	2005P	2006P	2007P	2003A	2004E	2005P	2006P	2007P
Premium Paid for ArcaEx	30%
Implied Multiple of ‘05 Earnings	#REF!

Adjustments ($ and figures in 000)

Revenue					2005P	2006P	2007P
1	NYSE loses transaction fees paid to us today by Arca				(1,101)	(1,733)	(2,184)
2	Close NYSE-Listed trading on Arca & attempt to recapture via Hybrid? (Y/N)	If Yes, % of Arca txn revenue in NYSE-listed lost		Y	50%	40%	40%
		$ amt lost at rate:		0.001	(15,128)	(19,062)	(24,018)
		If Yes, Loss in NET market data revenue			(796)	(955)	(1,146)
3	Post-Merger increase in total entity NYSE market share				1%	2%	5%
	$ Amount increase in transaction fees				1,924	4,121	10,818
4	Increase in market data revenue due to increase of market share	$ per point of market share	1,500		1,500	3,000	7,500
5	Shut Down Wave Broker Dealer? (Y/N)			N	—	—	—
		Base Wave Revenue	$50,000		56,784	63,137	68,847
6	Create NYSE-light? (Y/N)			Y	—	—	—
	Even if yes, assume no increase in transaction fees since ArcaEx trades everything UTP anyway
7	End market data rebates for Tape A&B but no revenue adjustment, as we assume we would have to give it back in some other form in order to stay competitive

Expense
8	If close Arca’s NYSE-listed trading platform, eliminate all NYSE Listed BC&E fees				(1,340)	(2,016)	(2,398)
9	Adopt Sponsorship Model for Wave? (Y/N) If yes, soft 50% of Wave Revenue		50%	Y	28,392	31,569	34,424
10	ArcaEx payments to PCX for regulation are reduced then eliminated				(4,500)	(6,600)	(9,075)
	(Market surveillance costs for both NYSE and ArcaEx remain the same)				60%	80%	100%
11	ArcaEx marketing and promotion budget is eliminated				(17,230)	(16,368)	(15,550)
12	General and Administrative costs are reduced (% reduction in Arca)				20%	35%	50%
	$ Amount reduction				(2,113)	(3,772)	(5,497)
13	Reduction in Staff unit costs				35%	50%	75%
	# of Heads reduced				26	41	65
	Total cost reduction				(4,801)	(7,407)	(11,778)
14	Minor reduction in combined technology spend				(10,000)	(10,000)	(10,000)
10	NYSE back out of ITS - Use ArcaEx’s router (Assumed NYSE payments under new plan = (35% usage * Prod Costs ($2.5mm) = $0.9mm			(900)	(900)	(900)

Balance Sheet
11	Reduction in NYSE cash by amount of purchase price				#REF!	—	—
14	Assumed Debt to Finance Purchase				#REF!

Open Questions
-	What would happen to ArcaEx’s listed trading platform? Shut down or run in parallel? Has an impact on estimated NYSE market share gains
-	What would happen to ArcaEx’s listings business? Shut down or create “NYSE lite”?
-	How to treat Wave and what is its business model?

- DRAFT IN PROGRESS -